As filed with the Securities and Exchange Commission on April 1, 1997
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               NFO RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         06-1327424
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                           2 PICKWICK PLAZA, SUITE 400
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-8888
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM E. LIPNER
                              CHAIRMAN OF THE BOARD
                               NFO RESEARCH, INC.
                           2 PICKWICK PLAZA, SUITE 400
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-8888
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                                 JAMES M. DUBIN
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                CALCULATION OF REGISTRATION FEE
============================  ===================  ================= =================== ==================
                                                                           Proposed
                                                   Proposed maximum        maximum
  TITLE OF SECURITIES             Amount to be      offering price        aggregate           Amount of
    TO BE REGISTERED              registered          per share(1)      offering price    registration fee
----------------------------  -------------------  ----------------- ------------------- ------------------
Common Stock, $.01 par value  1,875,000 shares(2)       $17.125          $32,109,375           $9,730
============================  ===================  ================= =================== ==================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the Nasdaq National Market on March 27, 1997.
(2) Represents 1,875,000 shares of Common Stock issuable pursuant to the NFO Research, Inc. Stock Option Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock of NFO Research, Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.
--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                               Page 1 of ___ Pages

                            Exhibit Index on Page ___

                   SUBJECT TO COMPLETION, DATED APRIL 1, 1997

                                1,875,000 SHARES



                               NFO RESEARCH, INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)
                                 --------------

      This prospectus relates to up to 1,875,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of NFO Research, Inc. (the "Company"), which may be issued upon exercise of nonqualified stock options ("Stock Options") granted to participants (each a "Participant" and, collectively, the "Participants") under the NFO Research, Inc. Stock Option Plan (the "Plan"), some or all of which may be transferred by a Participant to initially (i) a member of a Participant's immediate family (defined as spouse, children, stepchildren and grandchildren, including relations arising from legal adoption), (ii) a trust established for the exclusive benefit of the Participant or one or more members of his or her immediate family or (iii) a partnership or limited liability company the partners or shareholders of which are limited to the Participant and his or her immediate family (in each case, a "Stock Option Transferee"), in each case, in accordance with the Plan and the grant documents specifying the terms and conditions of such Stock Options. This prospectus also relates to the offer and sale of Common Stock pursuant to such Stock Options to the beneficiaries of immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.
                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------
 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
                                 --------------

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.
                                 --------------

                  The date of this Prospectus is April 1, 1997

                                   THE COMPANY

      NFO Research, Inc. and its subsidiaries (collectively, "NFO" or the "Company") are leading providers of custom and syndicated marketing information services using, among other things, a proprietary panel (the "NFO Panel") of pre-recruited consumer households. NFO provides its marketing information services, databases and market research services to a variety of nationally recognized packaged goods manufacturers as well as telecommunications, financial services and pharmaceutical companies. During 1996, the Company conducted over 4,300 research projects for more than 1,100 clients. The Company's five largest clients in terms of revenues in 1996 were The Procter & Gamble Company, Pfizer, Inc., Citibank Corp., Zeneca Pharmaceuticals Group and The Eastman Kodak Company. The Company's top ten clients represented approximately 31% of its consolidated revenues in 1996, and have been served by the Company for an average of 21 consecutive years. The Company's clients use custom panel research to make product or service introduction and reformulation decisions and to develop, implement and monitor marketing and advertising programs. NFO also conducts the consumer confidence survey for the Conference Board that is recognized by the U.S. Department of Commerce as a leading economic indicator.

      The NFO Panel consists of more than 525,000 households, including more than 1.3 million people. The Company believes that the NFO Panel is the largest pre-recruited consumer panel in the custom market research industry. The NFO Panel is designed to match the general US population according to US Bureau of Census statistics on several important geographic and demographic characteristics. NFO develops and maintains extensive demographic profiles of these households, including information with respect to size and composition of household, household income, age of household members and education and occupation of adult household members. The Company also maintains a variety of information relating to ownership and usage of various products and services. This information, which is continuously updated, is central to the Company's ability to identify efficiently consumers with specific characteristics targeted by each research project. The Company surveys targeted consumers in its NFO Panel, primarily through mail questionnaires and telephone interviews, about their beliefs, attitudes and behavior regarding consumer products and services.

      The Company believes that in recent years there has been a trend among its clients to focus on smaller market segments for product or service introductions and marketing programs rather than on broad, mass markets and to focus on segmenting existing product lines to provide products developed for targeted consumers. The size of the NFO Panel and NFO's extensive demographic and geographical profiles of the NFO Panel households facilitate the ability of NFO to assist its clients with such "target" or "micro-marketing." The Company also anticipates the demand for panel research may be favorably affected by the impact of legislation proposed in many jurisdictions, and already enacted in some states, that seeks to limit or prohibit unsolicited telemarketing, sales or other calls, to redress the perceived invasion of privacy represented by these calls. In addition, the Company believes its business will be favorably impacted by the perceived movement toward conducting market research using interactive methods, as NFO has established an interactive division for the purpose of developing an interactive methodology for performing market research. The Company has developed a consumer panel of on-line households (NFO//net.source) that numbers approximately 70,000 households and over 175,000 individuals.

      The Company's goal is to develop into a broader more far reaching marketing information services business centered around the NFO Panel. The Company intends to use its NFO Panel and expertise in custom panel research to expand existing client relationships and to target new clients particularly in the pharmaceutical and financial services industries in which the Company perceives a growing need for custom panel research. The Company also intends to develop new services or research concepts, including in the area of interactive technology, that would distinguish it from other market research companies while furthering its development as a marketing information services company. In addition, the Company will seek strategic acquisitions and alliances both in the United States and in international markets in which the Company perceives an increasing demand for custom market research. To improve further the timing of research studies and the accessibility of its research results and to lower its operating costs, the Company intends to continue its investment in new technologies and information systems.

                                 RISK FACTORS

      PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW, AS WELL AS OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PRIOR TO MAKING ANY INVESTMENT IN THE COMMON STOCK.

RELIANCE ON KEY CLIENTS

      The Company's ten largest clients in 1996 generated approximately 31% of the Company's consolidated revenues. The Company's success is dependent upon its ability to maintain its existing clients and obtain new clients. No assurances can be given that the Company will maintain its existing client base or that it will be able to attract new clients. The loss of one or more of the Company's large clients or a significant reduction in business from such clients could have a material adverse effect on the Company. The Company does not have long-term contracts with its clients.

FLUCTUATIONS IN DEMAND FOR MARKET RESEARCH

      Demand for the Company's panel research services can be affected by a number of factors outside the Company's control. For example, a client's market research activities are dependent on the timing of its new product introductions and reformulations. Marketing budgets, industry and economic conditions and changes in management or ownership of a client are also factors that can affect the client's demand for the Company's panel research services. As a result of such factors, the amount of market research conducted by the Company for each of its clients is likely to vary from year to year, and these variations can contribute to fluctuations in the Company's operating results from period to period.

RELIANCE ON KEY PERSONNEL

      The Company is heavily dependent on the efforts of certain of its officers and other management personnel, principally William E. Lipner, Richard A. Spitzer, Patrick G. Healy, Lawrence D. White and Charles B. Hamlin. The loss of the services of one or more of these individuals could have a material adverse effect on the Company. The Company maintains key man life insurance on all five individuals.

COMPETITION

      The custom market research industry is highly competitive and is characterized by a large number of competitors, ranging from relatively small organizations to companies with substantial resources. The Company is also subject to competition from marketing and research departments of various companies, advertising agencies and business consulting firms. The Company believes that it competes principally on the basis of the quality of the design of a market research project; the ability to perform, analyze and report on a research project in a short period of time; price and consistency of service.


                                 USE OF PROCEEDS

      The Company intends to use the net proceeds from the sale of the Common Stock offered hereby for general corporate purposes.

                          DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company consists of 65,000,000 shares, consisting of 60,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. The holders of shares of Common Stock are entitled to one vote for each share held and each share of Common Stock is entitled to participate equally in dividends out of funds legally available therefore, as and when declared by the Board of Directors, and in the distribution of assets in the event of liquidation. The shares of Common Stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of Common Stock are, and the shares offered hereby will be, duly and validly issued, fully paid and nonassessable.


                 DESCRIPTION OF THE PLAN AND THE STOCK OPTIONS

THE PLAN

      A copy of the Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary of certain provisions of the Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Plan, including the definitions therein of certain terms.

      The Plan was adopted by the Board of Directors of the Company on February 23, 1993 and was approved by the stockholders of the Company on March 15, 1993. The Plan provides for the grant of "nonqualified" options to purchase shares of Common Stock, that is, options that do not satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). On April 5, 1994, the Board of Directors of the Company declared a three-for-two stock split, available to the holders of record of shares of Common Stock at the close of business on March 15, 1994 and thus approved an increase, to 450,000, in the number of shares authorized to be distributed under the Plan. On May 18, 1994, the stockholders of the Company approved an increase, to 750,000, in the number of shares authorized to be distributed under the Plan. On February 5, 1996, the Board of Directors of the Company declared another three-for-two stock split, available to the holders of record of shares of Common Stock at the close of business on January 22, 1996 and thus approved an increase, to 1,125,000, in the number of shares authorized to be distributed under the Plan. On May 9, 1996, stockholders of the Company approved an increase to 1,875,000, in the number of shares authorized to be distributed under the Plan. As of March 31, 1997, 568,245 shares were available for distribution under the Plan (net of shares reserved for issuance upon the exercise of outstanding Stock Options), and unexercised Stock Options to purchase 1,127,955 shares of Common Stock were outstanding under the Plan.

      Stock Options are granted under the Plan for the purpose of attracting and motivating key employees of the Company. The Plan may be administered by the Compensation Committee of the Board of Directors of the Company or another committee consisting of two or more directors appointed by the Board (the "Committee"). The Plan is currently administered by the Stock Option Committee. The Committee members are appointed by and serve at the pleasure of the Board of Directors of the Company. The individuals eligible to participate in the Plan are the key employees of the Company or its subsidiaries, as determined and designated by the Committee from time to time ("Participants"). The Committee determines which individuals will be granted Stock Options, the number of shares to be subject to Stock Options, and, subject to the terms of the Plan, other terms and conditions applicable to the grants. During any calendar year, no Participant shall be granted Stock Options to purchase more than 150,000 shares of Common Stock (subject to adjustment as provided in the Plan). As of March 31, 1997, 90 individuals hold Stock Options granted under the Plan.

      The exercise price of Stock Options granted under the Plan may not be less than the fair market value (as defined in the Plan) of the Common Stock on the date of grant. The Plan provides that, at the time of a grant of a Stock Option, the Committee may require a Participant to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions as the Committee may in its sole discretion prescribe, provided that such terms and conditions are not inconsistent with the Plan. Stock Options that have been granted under the Plan generally become cumulatively exercisable with respect to one-third of the shares subject thereto on the first three anniversaries of the January 1st next following the date of grant. The expiration date of a Stock Option is determined by the Committee at the time of the grant, and shall be no later than the tenth anniversary date of the date on which such Stock Options is granted. If an option holder dies, the person to whom his Stock Options pass by will or by the laws of descent and distribution has three months to exercise such Participant's Stock Options that were exercisable immediately before his death. If he ceases to be an employee for any other reason other than death, his Stock Options may not be exercised after his termination of employment unless the Committee permits exercise, but in any case no later than the Stock Option's expiration date.

      Under the Plan, an option holder may exercise a Stock Option by giving written notice thereof to the Company prior to the Stock Option's expiration date. Upon delivery of such notice, the full exercise price, plus applicable state or federal withholding taxes, shall be paid either in cash, by tender of stock certificates for shares of Common Stock held by the option holder for at least six months, by any combination of the foregoing or with any other form of consideration permitted by the Committee (which may include a cashless exercise program).

      A Participant may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received to satisfy applicable tax withholding requirements, subject to guidelines established by the Committee.

      In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, an appropriate and proportionate adjustment shall be made in (i) the number of shares of Common Stock subject to Stock Options outstanding or to be granted under the Plan and (ii) the annual limitation on the number of Stock Options that may be granted to any Participant. Any such adjustment in any outstanding Stock Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Stock Option but with a corresponding adjustment in the price for each share of Common Stock covered by such Stock Option as well as the adjustment in the number and kind of shares of Common Stock issuable on exercise. The Committee's determinations as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.

      Subject to any approval of the stockholders of the Company which may be required by law, the Board of Directors may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall alter or impair any rights under any Stock Option previously granted without the consent of the holder thereof.

      The Plan provides that Stock Options are generally not transferrable by a Participant except by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant. Notwithstanding the foregoing, the Committee may grant Stock Options that may be transferred (or amend outstanding Stock Options to permit transfer) by the Participant to a Stock Option Transferee (as defined on the cover of this Prospectus) without consideration.

      This Prospectus relates to up to 1,875,000 shares of Common Stock of the Company which may be offered and sold to Stock Option Transferees pursuant to Stock Options that may be transferred to Stock Option Transferees. This Prospectus also relates to the offer and sale of Common Stock pursuant to such Stock Options by the executors, administrators or beneficiaries of the estates of Stock Option Transferees, or other persons duly authorized by law to administer the estate or assets of such Stock Option Transferees. As used herein, "Participant Transferor" refers to the Participant who transferred Stock Options held by a particular Stock Option Transferee.

      Generally, upon transfer to a Stock Option Transferee, a Stock Option continues to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and the Stock Option Transferee is entitled to the same rights, and is subject to the same restrictions and obligations, as the Participant Transferor thereunder, as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to Stock Option expiration date, exercisability, exercise price, termination and forfeiture. For information regarding the terms of a particular Stock Option grant, Stock Option Transferees may contact NFO Research, Inc., 2 Pickwick Plaza, Suite 400, Greenwich, Connecticut 06830 (telephone no: (203) 629- 8888).

      Once a Stock Option has been transferred to a Stock Option Transferee, it may not be subsequently transferred by the Stock Option Transferee except by will or the laws of descent and distribution. A Stock Option Transferee that is an immediate family member (as defined below) may, if permitted in the original stock option agreement, designate in writing to the Company before his or her death one or more beneficiaries to receive, in the event of his or her death, any rights to which such Stock Option Transferee would be entitled under the Plan. A beneficiary designation may be changed or revoked in writing by a Stock Option Transferee at any time. An immediate family member of a Participant includes the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren). Changes in beneficiary designation should be mailed (return receipt requested) to the attention of the Secretary, NFO Research, Inc., 2 Pickwick Plaza, Suite 400, Greenwich, Connecticut 06830.


THE STOCK OPTIONS

      GENERAL

      As stated above, the Plan provides for the grant of nonqualified Stock Options to purchase shares of Common Stock. At the time of grant, the Committee establishes the exercise price (which may not be less than the fair market value (as defined in the Plan) of the underlying Common Stock on the date of grant), the expiration date (which may not be more than 10 years from the date of grant), and the times and installments in which the Stock Options may be exercised.

      As of the date of this Prospectus, most Stock Options granted under the Plan have had expiration dates ten years from the date of grant and an exercise price equal to the fair market value of the Common Stock on the date of grant. Such grants generally have provided that the Stock Options become cumulatively exercisable with respect to one-third of the shares subject thereto on each of the first three anniversaries of the 1st of January after the date of grant.

      If any change shall occur in or affect shares of Common Stock or Stock Options on account of a merger, reorganization, stock dividend, stock split or similar changes, the Committee shall make adjustments in, among other things,
(i) the maximum number of shares of Common Stock available for distribution under the Plan; (ii) the number of shares reserved for outstanding Stock Option grants; and (iii) any other terms or provisions of outstanding grants (other than aggregate purchase price), in order to preserve the full benefits of such grants.


      EXERCISE OF STOCK OPTIONS BY STOCK OPTION TRANSFEREES

      A Stock Option may be exercised by a Stock Option Transferee at any time from the time first set by the Committee in the original grant to the Participant Transferor until the close of business on the date on which the Stock Option expires or terminates pursuant to its terms. Stock Options generally become cumulatively exercisable with respect to one-third of the shares subject thereto on each of the first three anniversaries of the January 1 next following the date of grant.

      The full exercise price, plus applicable state or federal withholding taxes, of the shares as to which Stock Options are exercised generally shall be paid to the Company at the time of exercise either in cash, by tender of stock certificates for shares of Common Stock held for at least 6 months, or by any combination of the foregoing.

      Upon exercise of a Stock Option by a Stock Option Transferee, any federal, state or local withholding taxes arising from the exercise generally are the legal obligation of the Participant Transferor.

      A Stock Option will be deemed exercised on the date the Company's chief executive officer has received written notice thereof (by mail or facsimile transmission), completed in all respects and signed by the Stock Option Transferee (accompanied by full payment of the exercise price and any required withholding).

      Once the exercise is completed as described above, stock certificates for the appropriate number of shares of Common Stock will be delivered to the Stock Option Transferee or his or her estate or beneficiaries or otherwise delivered in such manner as the person(s) entitled thereto may direct.

      EFFECT OF TERMINATION OF EMPLOYMENT

      Because Stock Options transferred to Stock Option Transferees continue to be governed by the terms of the Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status.

      If a Participant Transferor terminates employment with the Company for any reason other than death, all outstanding unexercised Stock Options granted to such Participant Transferor, including those held by a Stock Option Transferee that were exercisable immediately prior to the Participant's death, expire on the date of termination of employment, unless the Committee determines that an extended exercise period is warranted.

      If a Participant Transferor dies, all unexercised and unexpired Stock Options granted to such Participant Transferor that were exercisable immediately prior to the Participant's death, including exercisable options held by a Stock Option Transferee, shall be exercisable for a period of three months following such death, but in no event after the expiration dates of such Stock Options (and except as just described, the remaining portion of any unexpired tock options shall terminate immediately).

      FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTION PLAN

      The following summary generally describes the principal federal (but not state or local) income tax consequences of Stock Options granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular option holder or the Company. The provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. In particular, the rules relating to the various tax consequences associated with the transfer of Stock Options and the exercise of transferred Stock Options have not been definitively established and the described tax treatment is not free from doubt in all cases. This discussion is based on the Code as currently in effect. The discussion below assumes that any transfer of a Stock Option during a Participant's lifetime is made while the Stock Option is exercisable, by way of gift and for no consideration. The tax consequences of the transfer of an unexercisable Stock Option are unclear.

      Each option holder should consult his or her own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the Plan.

      The Plan is not intended to be qualified under Section 401(a) of the Code. Stock Options awarded under the Plan will be nonqualified stock options governed by the rules of Code section 83 and will not qualify for special tax treatment under Code section 422. Generally, no income will be recognized at the time the Stock Option is granted or transferred to a Stock Option Transferee and the Company shall not be entitled to a deduction at either time. On exercise of a Stock Option by a Participant, however, the amount by which the fair market value of the shares of the Common Stock on the date of exercise exceeds the purchase price of such shares generally will be taxable to the Participant as ordinary income and will be deductible for tax purposes by the Company or its affiliates in the year in which the Participant recognizes such ordinary income. If the Stock Option has been transferred and the Stock Option is exercised while the Participant is alive, such ordinary income at exercise is generally recognized by the Participant. If the Participant dies before the Stock Option is exercised by the transferee, such ordinary income at exercise may have to be recognized by the Participant's estate (rather than the transferee), although the rules applicable in such a case have not been definitively established.

      The disposition of shares acquired upon exercise of a Stock Option generally will result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Stock Option. Thus, it appears that a Stock Option Transferee includes in tax basis the ordinary income recognized by the Participant at exercise. If the option exercise price is paid by the Participant's delivery of shares of Common Stock previously owned by the Participant, such exercise generally will not be considered a taxable disposition of the previously-owned shares and, thus, no gain or loss will be recognized with respect to such previously-owned shares upon such exercise. The amount of any built-in gain on such previously-owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction. If the exercise price is paid by a transferee with previously-owned shares of Common Stock, the transferee should consult with tax counsel concerning the tax consequences of such a transaction.

      If, in any year after 1993, an affected Participant's total taxable compensation from the Company (including compensation related to Stock Options) exceeds $1 million, such compensation in excess of $1 million may not be tax deductible by the Company under Code section 162(m). Affected Participants are generally the Company's chief executive officer and the Company's four most highly compensated employees (other than the chief executive officer) during the Company's taxable year. Excluded from that calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Code section 162(m). It is expected that compensation realized upon the exercise of a Stock Option will be regarded as "performance-based" and, therefore, that such compensation will be deductible without regard to the limits of Code section 162(m).

      Pursuant to the currently applicable rules under section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under section 16 of the Exchange Act ("a Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Code section 83(b) to be taxed on the date of exercise. Pursuant to a recent amendment to the rules under section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's Board (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified, by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

      If any payments under the Plan are "contingent on a change of control" within the meaning of Code section 280G (which could include, for example and without limitation, the accelerated vesting of stock options upon a change of control), then the Company may be denied an income tax deduction for all or a portion of such payments, and the recipient thereof may be subject to a 20% exercise tax in addition to income tax otherwise imposed. It is not clear if the excise tax provisions of Code section 280G would apply to a transferee of a Stock Option.

      Each Section 16 Person granted an award under the Plan should consult with counsel regarding the consequences under section 16(b) of the Exchange Act of participation in the Plan.


                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. In addition, Paul, Weiss, Rifkind, Wharton & Garrison has advised the Company concerning certain Federal income tax consequences relating to Stock Options under the Plan and the transfer and exercise thereof.


                                     EXPERTS

      The consolidated financial statements and financial statement schedule, as of December 31, 1996 and for each of the three years in the period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen L.L.P. and Deloitte & Touche LLP, independent public accountants, and are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Commission's web site at "http://www.sec.gov" and at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, exhibits and schedules.

                       DOCUMENTS INCORPORATED BY REFERENCE

      A copy of the Plan is attached as Appendix A, which Appendix constitutes part of this Prospectus and is incorporated herein by reference.

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

      (1)   Annual Report on Form 10-K for the fiscal year ended December 31,
            1996;

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will provide a copy of any or all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request to: NFO Research, Inc., 2 Pickwick Plaza, Suite 400, Greenwich, Connecticut 06830, Attention:
Secretary (telephone (203) 629-8888).

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                                                    APPENDIX A
                                                                    ----------




                     NFO RESEARCH, INC. STOCK OPTION PLAN
                     ------------------------------------


      1. Purpose. The NFO Research, Inc. Stock Option Plan (the "Plan") has been
         -------
established by NFO Research, Inc., a Delaware corporation (the "Company"), to secure for the Company and its stockholders the benefits arising from capital ownership by those key employees of the Company and its Subsidiaries (as defined below) who will be responsible for its future growth and continued success. The Plan will provide a means whereby such individuals may purchase shares of the Common Stock of the Company pursuant to options that are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Subsidiary" means each corporation of which the Company owns directly or indirectly at least 50% of the total combined voting power of all classes of stock entitled to vote.


      2. Administration. The authority to manage and control the operation and
         --------------
administration of the Plan shall be vested in a Committee (the "Committee") consisting of 2 or more members of the Board of Directors of the Company, who shall be appointed by, and may be removed by, such Board. In the absence of any such appointment or removal, the Committee shall consist of the Compensation Committee of the Board of Directors. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan.


      3. Participation. Subject to the terms and provisions of the Plan, the
         -------------
Committee shall determine and designate, from time to time, the key employees of the Company and its Subsidiaries to whom options are to be granted (the "Participants") and the number of shares to be optioned to each Participant.


      4. Shares Subject to the Plan. The shares of stock that may be subject to
         --------------------------
options under the Plan shall be shares of the Common Stock of the Company ("Shares"). Subject to the provisions of paragraph 12, the aggregate number of Shares for which options may be granted under the Plan shall not exceed 1,875,000 Shares. If, as to any number of Shares, any option granted pursuant to the Plan shall expire or terminate for any reason, such number of Shares shall again be available for grant under the Plan.


      5. Option Price. The price at which a Share may be purchased pursuant to
         ------------
the exercise of an option under the Plan shall be fixed by the Committee on the date the option is granted; provided, however, that the purchase price of a Share subject to an option shall not be less than the Fair Market Value (as defined below) of a Share on that date. Subject to the provisions of paragraph 12, for all purposes of the Plan the "Fair Market Value" of a Share as at any date means the fair value of such Share determined in accordance with procedures established by the Committee.


      6. Option Expiration Date. The "Expiration Date" with respect to an option
         ----------------------
or any portion thereof granted to a Participant under the Plan means the date established by the Committee at the time of the grant, but in no event later than the date which is ten years after the date on which the option is granted, and shall be subject to earlier termination as provided therein. All rights to purchase Shares pursuant to an option shall cease as of the option's Expiration Date. If the employment of a Participant who is an employee of the Company or of any of its Subsidiaries terminates for any reason, his option may not be exercised after the date of such cessation of employment, except to the extent the Committee permits exercise after such date, but in any case no later than the Expiration Date.


      7. Exercise of Options. Each option shall be exercisable at such time or
         -------------------
times as shall be determined by the Committee at the time the option is granted or at such earlier times as the Committee shall subsequently determine. A Participant may exercise an option by giving written notice thereof prior to the option's Expiration Date to the Chief Executive Officer of the Company at the Company's corporate headquarters. Contemporaneously with the delivery of such notice, the full purchase price of the Shares purchased pursuant to the exercise of a stock option, together with any required state or federal withholding taxes, shall be paid in cash, by tender of stock certificates in proper form for transfer to the Company representing Shares valued at the Fair Market Value of the stock on the preceding day, by any combination of the foregoing, or with any other consideration (including payment with a cashless exercise program under which, if so instructed by the Participant, Shares may be issued directly to the Participant's broker or dealer upon receipt of the option price in cash from the broker or dealer), provided that upon the exercise of an option requiring tax withholding, a Participant may make a written election to have Shares withheld by the Company from the Shares otherwise to be received. The number of Shares so withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be subject to guidelines established by the Committee.


      8. Compliance with Applicable Laws. Notwithstanding any other provision in
         -------------------------------
the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the intention of distributing the Shares.


      9. Death of Participant. In the event of the death of a Participant, any
         --------------------
options which the Participant was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of three months after the date of death. Any such exercise shall be by written notice thereof filed with the Chief Executive Officer of the Company at the Company's corporate headquarters prior to the option's Expiration Date.


      10. Transferability. Options under the Plan are not transferable except by
         ----------------
will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Options may be exercised during the lifetime of the Participant only by the Participant, and after the death of the Participant, only as provided in paragraph 9. Notwithstanding the foregoing, the Committee may in the applicable award agreement evidencing an option granted under the Plan or at any time thereafter provide that options granted hereunder may be transferred without consideration by the Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to one or more of:

            (i) the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

            (ii) a trust solely for the benefit of the Participant and/or his or her Immediate Family; or

            (iii) a partnership or limited liability company the partners or shareholders of which are limited to the Participant and his or her Immediate Family members;

      (each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable award agreement evidencing the option.

      The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise any transferred options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such option if the Committee determines that such a registration statement is necessary or appropriate.


      11. Employment and Stockholder Status. The Plan does not constitute a
         ----------------------------------
contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. The grant of an option under the Plan shall not confer upon the holder thereof any right as a stockholder of the Company. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such option until certificates representing such Shares have been issued and delivered. If the redistribution of Shares is restricted pursuant to paragraph 8, certificates representing such Shares may bear a legend referring to such restrictions.


     12. Adjustments to Number of Shares Subject to the Plan and to Option
         -----------------------------------------------------------------
Terms. Subject to the following provisions of this paragraph 12, in the event of
-----
any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, an appropriate and proportionate adjustment shall be made (i) in the number and kind of Shares subject to options outstanding or to be granted under the Plan, and (ii) in the annual limitation on options granted per Participant pursuant to paragraph 13. Any adjustment in any outstanding option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each Share covered by such option as well as the adjustment in the number and kind of Shares mentioned above. Adjustments under this paragraph 12 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In no event shall the purchase price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an option.


      13. Annual Limitation on Options Granted Per Participant. During any
          ----------------------------------------------------
calendar year, no Participant shall be granted an option or options to purchase more than 150,000 Shares, subject to the adjustment provisions of paragraph 12.


      14. Agreement with Company. At the time of a grant of an option, the
          ----------------------
Committee may require a Participant to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.


      15. Term of Plan. Subject to the approval of the stockholders of the
          ------------
Company, the Plan shall be effective February 23, 1993. No options may be granted under the Plan after February 1, 2003.


      16. Amendment and Termination of Plan. Subject to any approval of the
          ---------------------------------
stockholders of the Company which may be required by law, the Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall alter or impair any option previously granted under the Plan without the consent of the holder thereof.


                       AS AMENDED THROUGH APRIL 1, 1997

================================================================================


      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct at any time subsequent to its date.


                                 ---------------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

The Company ...........................................................    2
Risk Factors ..........................................................    3
Use of Proceeds .......................................................    3
Description of Capital Stock ..........................................    3
Description of the Plan and
  the Stock Options ...................................................    4
Legal Matters .........................................................    8
Experts ...............................................................    8
Available Information .................................................    8
Documents Incorporated by Reference ...................................   10


================================================================================




                                1,875,000 SHARES



                               NFO RESEARCH, INC.



                                  Common Stock
                           (par value $.01 per share)








================================================================================

                                   PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the offering described in this Registration Statement. The Company has agreed to pay all of the costs and expenses of this offering.

         SEC Registration Fee.......................................   $  9,730
         Legal Fees and Expenses....................................     10,000*
         Accounting Fees and Expenses...............................      6,000*
         Miscellaneous..............................................       1,000
                                                                       ---------
         Total     .................................................   $26,730*
                                                                       ========

         -------------------
            *Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Article 9 of the Certificate of Incorporation of the Company, Article VI of the By-Laws of the Company and Section 145 of the Delaware General Corporation Law which, among other things, and subject to certain conditions, authorize the Company to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with the claims made by reason of their being such a director or officer.

ITEM 16. EXHIBITS.

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 of the Company's Report on Form 10-Q for the quarterly period ended June 30, 1995)

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (File No. 33-73516)

4.3     Specimen Common Stock Certificate (incorporated by reference to Exhibit
        4.1 of the Company's Registration Statement on Forms S-1 (File No. 33-58748)

5.1     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison re: legality

8.1     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison re: tax matters

23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in Exhibits 5.1 and 8.1).

23.2    Consent of Arthur Andersen L.L.P.

23.3    Consent of Deloitte & Touche LLP

99      NFO Research, Inc. Stock Option Plan, as amended through April 1, 1997

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

   (a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich and State of Connecticut on the 1st day of April, 1997.


                                 NFO RESEARCH, INC.



                                 By:  /s/ Patrick G. Healy
                                     ------------------------------------------
                                    Name:   Patrick G. Healy
                                    Title:  Executive Vice President - Finance
                                            and Chief Financial Officer





                                POWER OF ATTORNEY

         We, the undersigned officers and directors of NFO Research, Inc., hereby severally constitute William E. Lipner and Patrick G. Healy our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable NFO Research, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys to any and all such amendments.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 1, 1997.


             Signatures                             Title
             ----------                             -----

                                       Chairman of the Board, President, Chief
                                       Executive Officer and Director (principal
  /s/ William E. Lipner                executive officer)
--------------------------------
          William E. Lipner


 /s/ Steven J. Gilbert                 Vice Chairman of the Board, Secretary
--------------------------------       and Director
          Steven J. Gilbert


 /s/ Walter A. Forbes                  Director
--------------------------------
          Walter A. Forbes

                Signatures                                 Title
                ----------                                 -----



     /s/ Edmund A. Hajim
--------------------------------
              Edmund A. Hajim          Director


    /s/ John Sculley                   Director
--------------------------------
               John Sculley


    /s/ Patrick G. Healy               Executive Vice President-Finance and
--------------------------------       Chief Financial Officer (principal
             Patrick G. Healy          financial officer and principal
                                       accounting officer)

                                 EXHIBIT INDEX


Exhibit No.  Exhibit                                                        Page
-----------  -------                                                        ----

4.1          Restated Certificate of Incorporation of the Company
             (incorporated by reference to Exhibit 3 of the Company's Report on Form 10-Q for quarterly period ended June 30, 1995)

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (File No. 33-73516)

4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 33- 58748)

5.1          Opinion of Paul, Weiss, Rifkind, Wharton & Garrison re:
             legality

8.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison re: tax matters

23.1         Consent of Paul, Weiss, Rifkind, Wharton & Garrison
             (contained in Exhibits 5.1 and 8.1).

23.2         Consent of Arthur Andersen L.L.P.

23.3         Consent of Deloitte & Touche LLP

99           NFO Research, Inc. Stock Option Plan, as amended through
             April 1, 1997.